JASPERS + HALL, PC

CERTIFIED PUBLIC ACCOUNTANTS

9175 E. Kenyon Avenue, Suite 100

Denver, CO 80237

303-796-0099

November 2, 2006

U.S. Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Siena Technologies, Inc (f/k/a Network Installation Corp) filed November 2, 2006 of our report dated April 12, 2006 on their financial statements as of and for the year ended December 31, 2005, and to all references to our firm included in this Registration Statement.

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/s/ Jaspers + Hall, PC

Denver, Colorado

November 2, 2006